   As filed with the Securities and Exchange Commission on June 17, 1999
                                                     Registration No. 333-_____

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             --------------------

                          ADC TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

             Minnesota                          41-0743912
   (State or other jurisdiction              (I.R.S. Employer
  of incorporation or organization)        Identification No.)

      12501 Whitewater Drive
     Minnetonka, Minnesota                      55343
(Address of Principal Executive Offices)        (Zip Code)

                          ADC TELECOMMUNICATIONS, INC.
                           1991 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                  Copies to:

     Jeffrey D. Pflaum, Esq.                 Robert A. Rosenbaum, Esq.
 Vice President, General Counsel                Dorsey & Whitney LLP
     and Corporate Secretary                   Pillsbury Center South
   ADC Telecommunications, Inc.                220 South Sixth Street
     12501 Whitewater Drive                 Minneapolis, Minnesota 55402
   Minnetonka, Minnesota  55343                     (612) 340-5681
          (612) 938-8080
(Name, address, including zip code,
and telephone number, including area
    code, of agent for service)


                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                       Proposed maximum         Proposed
Title of securities    Amount to be     offering price     maximum aggregate         Amount of
 to be registered     registered(1)      per share(2)      offering price(2)     registration fee
-------------------------------------------------------------------------------------------------
Common Stock          6,600,000 shares     $46.875            $309,375,000            $91,266
($.20 par value)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Represents the shares of common stock of ADC Telecommunications, Inc. issuable pursuant to the ADC Telecommunications, Inc. 1991 Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on June 10, 1999.

     Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of Common Stock, $.20 par value ("Common Stock"), of the Registrant under the Registrant's 1991 Stock Incentive Plan, a stock-based employee benefit plan for which the Registrant registered 698,298 shares, 1,345,204 shares, 2,729,734 shares and 5,987,300 shares, respectively, of Common Stock under Registration Statements filed with the Securities and Exchange Commission on May 3, 1991 (File No. 33-40356), March 11, 1994 (File No. 33-52635), April 4, 1995 (File No.
33-58409) and April 21, 1997 (File No. 333-25569), respectively, the contents of each of which (including any post-effective amendments thereto) are hereby incorporated by reference herein.

===============================================================================

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents, filed with the Securities and Exchange Commission (the "Commission") by ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), are incorporated by reference into this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1998, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1999, filed pursuant to the Exchange Act;

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999, filed pursuant to the Exchange Act;

          (d) The Company's Current Reports on Form 8-K dated November 5, 1998 and Form 8-K/A dated November 5, 1998; and

          (e) the description of the Company's Common Stock and Common Stock Purchase Rights contained in any Registration Statement of the Company filed under the Exchange Act and any amendment or report filed for the purpose of updating any such description

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents with the Commission.

ITEM 8.   EXHIBITS


Exhibit
Number    Description
--------  -----------
   4.1    Restated Articles of Incorporation of ADC Telecommunications,
          Inc., as amended (incorporated by reference to Exhibit 4.1 of the Company's  Registration Statement on Form S-3 dated April
          15, 1997).

   4.2    Restated Bylaws of ADC Telecommunications, Inc., as amended
          (incorporated by reference to Exhibit 4.2 to the Company's
          Registration Statement on Form S-3 dated April 15, 1997).

   4.3    Form of certificate for shares of Common Stock of ADC
          Telecommunications, Inc. (incorporated by reference to Exhibit
          4-a to the Company's Form 10-Q for the quarter ended January
          31, 1996).

   5.1    Opinion of Dorsey & Whitney LLP.

   23.1 Consent of Arthur Andersen LLP, independent public accountants.

   23.2   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

   24.1   Power of Attorney.

ITEM 9.   UNDERTAKINGS

     A.   POST-EFFECTIVE AMENDMENTS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C.   CLAIMS FOR INDEMNIFICATION

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on June 17, 1999.

                                       ADC TELECOMMUNICATIONS, INC.


                                       By  /s/ Robert E. Switz
                                           -----------------------------------
                                           Robert E. Switz
                                           Senior Vice President,
                                           Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                         Title                       Date
         ---------                         -----                       ----

 /s/ William J. Cadogan      Chairman of the Board, President     June 17, 1999
--------------------------   and Chief Executive  Officer
William J. Cadogan           (principal executive officer)

 /s/ Robert E. Switz         Senior Vice President, Chief         June 17, 1999
--------------------------   Financial Officer
Robert E. Switz              (principal financial officer)

 /s/ Charles T. Roehrick     Vice President and Controller        June 17, 1999
--------------------------   (principal accounting officer)
Charles T. Roehrick

           *                 Director                             June 17, 1999
--------------------------
James C. Castle, Ph.D

           *                 Director                             June 17, 1999
--------------------------
Thomas E. Holloran

           *                 Director                             June 17, 1999
--------------------------
B. Kristine Johnson

                             Director
--------------------------
Alan E. Ross

           *                 Director                             June 17, 1999
--------------------------
Jean-Pierre Rosso

                             Director
--------------------------
Donald M. Sullivan

                             Director
--------------------------
John D. Wunsch

                             Director
--------------------------
Charles D. Yost


 *By  /s/ Robert E. Switz    Director                             June 17, 1999
      --------------------
Robert E. Switz
As Attorney-In-Fact

                                 EXHIBIT INDEX

Exhibit   Description
-------   -----------
 5.1      Opinion and Consent of Dorsey & Whitney LLP

 23.1     Consent of Arthur Andersen LLP

 23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

 24.1     Power of Attorney